EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-8 of our report dated March 31, 2025, of Lithium Corporation relating to the audits of the financial statements as of and for the years ended December 31, 2024 and 2023 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
The Woodlands, Texas

November 18, 2025